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                                                                    Exhibit 99.1


[SORRENTO NETWORKS LOGO]
                                                                    News Release

   Sorrento Networks Obtains Commitment for $6.35 Million in Private Placement


San Diego, CA - December 24, 2003 - Sorrento Networks Corporation (Nasdaq NM:
FIBR), a supplier of optical networking equipment for carriers and enterprises worldwide, announced today it has signed definitive agreements to raise approximately $6.35 million in gross proceeds from a private placement of its common stock and warrants to institutional and accredited investors. Sorrento intends to use the net proceeds for general corporate purposes, including working capital, and to strengthen its balance sheet for long-term growth.

Funding is expected to occur approximately one week following satisfaction of certain customary closing conditions.

Sorrento agreed to sell 2,140,101 new shares of Sorrento common stock, and warrants to purchase 1,070,051 new shares of Sorrento's common stock. Investors will receive a warrant to purchase one share of common stock for each two shares of common stock purchased, therefore, the effective price in the private placement is $2.97 for each unit consisting of one share of common stock and a warrant to purchase one-half of a share of common stock. The warrants have an exercise period of five-years with an exercise price of $2.97 per share. The warrants are exercisable in cash, representing a potential $3.17 million in additional proceeds, bringing the total gross process of this offering to approximately $9.5 million upon full exercise of the warrants.

Neither the shares of common stock, the warrants sold to the investors, nor the shares of common stock to be issued upon exercise of the warrants have been registered under the Securities Act of 1933. Accordingly, these shares and warrants may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Sorrento has agreed to file a registration statement covering resale by the investors of these shares and shares of common stock to be issued upon exercise of the warrants. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the common stock, warrants or common stock to be issued upon exercise of the warrants. The private placement was made by the Company with a selling agent and any opportunity to participate in the private placement was available to a very limited group of accredited investors. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Sorrento Networks' GigaMux family includes access, metro and regional DWDM system designed for high-performance, multi-protocol transport. The GigaMux family is a compact, flexible, and cost-effective system based on a "pay-as-you-grow" architecture that allows carriers and enterprises to start small and expand their networks in conjunction with customer demand. Sorrento also offers cost-effective coarse wavelength division multiplexing (CWDM) products that are ideal for optical access and transport applications.






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About Sorrento Networks
Sorrento Networks, headquartered in San Diego, CA, makes optical networking equipment for carriers and enterprises worldwide. Sorrento's products help customers increase profitability by improving transport efficiency and expanding the addressable market of their fiber networks. Sorrento's customer base and market focus includes cable TV operators, telecom carriers, and service providers. Sorrento's products are also used for storage area networking (SAN) and enterprise private networking.

Sorrento Networks' GigaMux product line is designed for high-performance, multi-protocol metro and regional WDM transport. GigaMux consists of compact, flexible, and cost-effective sub-systems based on a "pay-as-you-grow" architecture that allows carriers and enterprises to start small and expand their networks in conjunction with customer demand. Additional customer, product, and financial information about Sorrento Networks can be found at www.sorrentonet.com.

Forward-Looking Statements
Except for historical information contained herein, the matters discussed in this release are forward-looking statements that involve risks and uncertainties. Words such as "plans," "expects," "intends," and variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The occurrence of actual events may differ materially due to a variety of factors, including without limitation the following: (1) unanticipated technical problems relating to Sorrento Networks' products; (2) Sorrento Networks' ability, or lack thereof, to make, market and sell optical networking products that meet with market approval and acceptance; (3) the greater financial, technical and other resources of Sorrento Networks' many, larger competitors in the marketplace for optical networking products; (4) changed market conditions, new business opportunities or other factors that might affect Sorrento Networks' decisions as to the best interests of its shareholders; and (5) other risks detailed from time to time in Sorrento Networks' reports filed with the U.S. Securities and Exchange Commission.


Sorrento Media Contact
Paul Zalloua
(408) 328-4592
pzalloua@sorrentonet.com

Investor Contact
Joe Armstrong
Sorrento Investor Contact
(858) 450-4934
jarmstrong@sorrentonet.com



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